Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on February 14, 2020

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Ford Motor Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

38-0549190
(I.R.S. Employer Identification No.)

One American Road,
Dearborn, Michigan 48126
(313) 322-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jonathan E. Osgood, Esq.
Assistant General Counsel and Secretary
Ford Motor Company
One American Road,
Dearborn, Michigan 48126
(313) 322-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lisa L. Jacobs, Esq.
Shearman & Sterling LLP
599 Lexington Ave.
New York, New York 10022
(212) 848-4000

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price	Amount of registration fee

Ford Motor Company Debt Securities; Subordinated Debt Securities; Preferred Stock, par value $1.00 per share; Depositary Shares, Common Stock, par value $0.01 per share, Warrants(2); Stock Purchase Contracts and Stock Purchase Units	(1)	(1)	(1)

(1)
An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)
Warrants to purchase the above-referenced securities may be offered and sold separately or together with other securities.

Ford Motor Company

Senior Debt Securities, Subordinated Debt Securities,
Preferred Stock, Depositary Shares, Common Stock, Warrants,
Stock Purchase Contracts, and Stock Purchase Units

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the following types of securities described in this prospectus in one or more offerings:

  •
  our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes, debentures, or other unsecured evidences of indebtedness;

  •
  shares of our preferred stock;

  •
  depositary shares representing a fraction of a share of our preferred stock;

  •
  shares of our common stock;

  •
  warrants to purchase debt securities, preferred stock, depositary shares, or common stock;

  •
  stock purchase contracts;

  •
  stock purchase units; or

  •
  any combination of these securities.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add, update, or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or term sheet.

        Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended (the "Act"), we may add to and offer additional securities, including those to be sold by security holders, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

        Investments in the securities involve risks. See "Risk Factors" beginning on page 2 of this prospectus.

        You should read both this prospectus and any prospectus supplement or term sheet together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

        Our principal executive offices are located at:

  Ford Motor Company
  One American Road
  Dearborn, Michigan 48126
  313-322-3000

        Our common stock is traded on the New York Stock Exchange under the symbol "F".

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2020.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

        The securities are not being offered in any jurisdiction where the offer is not permitted.

        You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

i

RISK FACTORS

        Your investment in the securities involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider whether an investment in the securities is suitable for you. The securities are not an appropriate investment for you if you do not understand the terms of the securities or financial matters generally. In addition, certain factors that may adversely affect the business of Ford Motor Company are discussed in our periodic reports referred to in "Where You Can Find More Information," below. For example, our Annual Report on Form 10-K for the year ended December 31, 2019 contains a discussion of significant risks that could be relevant to an investment in the securities. You should not purchase the securities described in this Prospectus unless you understand and know you can bear all of the investment risks involved.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to you at the SEC's web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with them into this prospectus, which means that we can disclose important information to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed.

  •
  Annual Report on Form 10-K for the year ended December 31, 2019 (our "2019 10-K Report").

  •
  Current Reports on Form 8-K or 8-K/A filed on the following dates:

January 6, 2020
February 7, 2020

        You may request copies of these filings at no cost, by writing or telephoning us at the following address:

Ford Motor Company
One American Road
Dearborn, MI 48126
Attn: Shareholder Relations Department
800-555-5259 or 313-845-8540

 FORD MOTOR COMPANY

        We incorporated in Delaware in 1919. We acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. We are a global company based in Dearborn, Michigan. Our core business includes designing, manufacturing, marketing, and servicing a full line of Ford cars, trucks, sport utility vehicles, and electrified vehicles, as well as Lincoln luxury vehicles. We are pursuing leadership positions in electrification; mobility solutions, including self-driving services; and connected vehicle services. We and our subsidiaries also engage in other businesses, including financing vehicles. Our headquarters are located at One American Road, Dearborn, Michigan 48126 and our telephone number is (313) 322-3000.

        We have three operating segments that represent the primary businesses reported in our consolidated financial statements: Automotive, Mobility, and Ford Credit.

        Automotive Segment.    Our Automotive segment primarily includes the sale of Ford and Lincoln vehicles, service parts, and accessories worldwide, together with the associated costs to develop, manufacture, distribute, and service the vehicles, parts, and accessories. This segment includes revenues and costs related to our electrification vehicle programs. This segment includes the following regional business units: North America, South America, Europe, China (including Taiwan), Asia Pacific Operations, and Middle East & Africa.

        Mobility Segment.    Our mobility segment primarily includes development costs related to our autonomous vehicles and our investment in mobility through Ford Smart Mobility LLC (FSM). Autonomous vehicles include self-driving systems development and vehicle integration, autonomous vehicle research and advanced engineering, autonomous vehicle transportation-as-a-service network development, user experience, and business strategy and business development teams. FSM designs and builds mobility products and subscription services on its own, and collaborates with service providers and technology companies.

        Ford Credit Segment.    The Ford Credit segment is comprised of the Ford Motor Credit Company LLC business on a consolidated basis, which is primarily vehicle-related financing and leasing activities.

USE OF PROCEEDS

        We, or our affiliates, will use the net proceeds from the sale of securities for general corporate purposes, unless we state otherwise in a prospectus supplement. If we intend to use the proceeds to repay outstanding debt, we will provide details about the debt that is being repaid.

DESCRIPTION OF DEBT SECURITIES

        We will issue debt securities in one or more series under an Indenture dated as of January 30, 2002 between us and The Bank of New York Mellon as successor trustee to JPMorgan Chase Bank. The Indenture may be supplemented from time to time.

        The Indenture is a contract between us and The Bank of New York Mellon acting as Trustee. The Trustee has two main roles. First, the Trustee can enforce your rights against us if an "Event of Default" described below occurs. Second, the Trustee performs certain administrative duties for us.

        The Indenture is summarized below. Because it is a summary, it does not contain all of the information that may be important to you. We filed the Indenture as an exhibit to the registration statement, and we suggest that you read those parts of the Indenture that are important to you. You especially need to read the Indenture to get a complete understanding of your rights and our obligations under the covenants described below under Limitation on Liens, Limitation on Sales and Leasebacks, and Merger and Consolidation. Throughout the summary we have included parenthetical references to the Indenture so that you can easily locate the provisions being discussed.

        The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

        The Indenture does not limit the amount of debt securities that may be issued under it. Therefore, additional debt securities may be issued under the Indenture.

        The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:

  •
  the designation or title of the series of debt securities;

  •
  the total principal amount of the series of debt securities;

  •
  the percentage of the principal amount at which the series of debt securities will be offered;

  •
  the date or dates on which principal will be payable;

  •
  the rate or rates of interest (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

  •
  the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

  •
  the terms for redemption, extension, or early repayment, if any;

  •
  the currencies in which the series of debt securities are issued and payable;

  •
  the provision for any sinking fund;

  •
  any additional restrictive covenants;

  •
  any additional Events of Default;

  •
  whether the series of debt securities are issuable in certificated form;

  •
  any provisions modifying the defeasance and covenant defeasance provisions;

  •
  any special tax implications, including provisions for original issue discount;

  •
  any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

  •
  whether the debt securities are subject to subordination and the terms of such subordination; and

  •
  any other terms.

        The debt securities will be our unsecured obligations. Senior debt securities will rank equally with our other unsecured and unsubordinated indebtedness (parent company only). Subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our unsecured and unsubordinated indebtedness. See "— Subordination."

        Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

        The Indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

Limitation on Liens

        The Indenture restricts our ability to pledge some of our assets as security for other debt. Unless we secure the debt securities on an equal basis, the restriction does not permit us to have or guarantee any debt that is secured by (1) any of our principal U.S. plants or (2) the stock or debt of any of our subsidiaries that own or lease one of these plants. This restriction does not apply until the total amount of our secured debt plus the discounted value of the amount of rent we must pay under sale and leaseback transactions involving principal U.S. plants exceeds 5% of our consolidated net tangible automotive assets. This restriction also does not apply to any of the following:

  •
  liens of a company that exist at the time such company becomes our subsidiary;

  •
  liens in our favor or in the favor of our subsidiaries;

  •
  certain liens given to a government;

  •
  liens on property that exist at the time we acquire the property or liens that we give to secure our paying for the property; and

  •
  any extension or replacement of any of the above. (Section 10.04)

Limitation on Sales and Leasebacks

        The Indenture prohibits us from selling and leasing back any principal U.S. plant for a term of more than three years. This restriction does not apply if:

  •
  we could create secured debt in an amount equal to the discounted value of the rent to be paid under the lease without violating the limitation on liens provision discussed above;

  •
  the lease is with or between any of our subsidiaries; or

  •
  within 120 days of selling the U.S. plant, we retire our funded debt in an amount equal to the net proceeds from the sale of the plant or the fair market value of the plant, whichever is greater. (Section 10.05)

Merger and Consolidation

        The Indenture prohibits us from merging or consolidating with any company, or selling all or substantially all of our assets to any company, if after we do so the surviving company would violate the limitation on liens or the limitation on sales and leasebacks discussed above. This does not apply if the surviving company secures the debt securities on an equal basis with the other secured debt of the company. (Sections 8.01 and 8.03)

Events of Default and Notice Thereof

        The Indenture defines an "Event of Default" as being any one of the following events:

  •
  failure to pay interest for 30 days after becoming due;

  •
  failure to pay principal or any premium for five business days after becoming due;

  •
  failure to make a sinking fund payment for five days after becoming due;

  •
  failure to perform any other covenant applicable to the debt securities for 90 days after notice;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other Event of Default provided in the prospectus supplement.

        An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under the Indenture. (Section 5.01.)

        If an Event of Default occurs and continues, the Trustee or the holders of at least 25% of the total principal amount of the series may declare the entire principal amount (or, if they are Original Issue Discount Securities (as defined in the Indenture), the portion of the principal amount as specified in the terms of such series) of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the total principal amount of the debt securities of that series can void the declaration. (Section 5.02.)

        The Indenture provides that within 90 days after default under a series of debt securities, the Trustee will give the holders of that series notice of all uncured defaults known to it. (The term "default" includes the events specified above without regard to any period of grace or requirement of notice.) The Trustee may withhold notice of any default (except a default in the payment of principal, interest or any premium) if it believes that it is in the interest of the holders. (Section 6.01.)

        Annually, we must send to the Trustee a certificate describing any existing defaults under the Indenture. (Section 10.06.)

        Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order, or direction of any holders, unless the holders offer the Trustee reasonable protection from expenses and liability. (Section 6.02.) If they provide this reasonable indemnification, the holders of a majority of the total principal amount of any series of debt securities may direct the Trustee how to act under the Indenture. (Section 5.12.)

Defeasance and Covenant Defeasance

        Unless the prospectus supplement states otherwise, we will have two options to discharge our obligations under a series of debt securities before their maturity date. These options are known as "defeasance" and "covenant defeasance". Defeasance means that we will be deemed to have paid the entire amount of the applicable series of debt securities and we will be released from all of our obligations relating to that series (except for certain obligations, such as registering transfers of the securities). Covenant defeasance means that as to the applicable series of debt securities we will not have to comply with the covenants described above under Limitation on Liens, Limitation on Sales and Leasebacks and Merger and Consolidation. In addition, if the prospectus supplement states that any additional covenants relating to that series of debt securities are subject to the covenant defeasance provision in the Indenture, then we also would not have to comply with those covenants. (Sections 14.01, 14.02 and 14.03.)

        To elect either defeasance or covenant defeasance for any series of debt securities, we must deposit with the Trustee an amount of money and/or U.S. government obligations that will be sufficient to pay principal, interest and any premium or sinking fund payments on the debt securities when those amounts are scheduled to be paid. In addition, we must provide a legal opinion stating that as a result of the defeasance or covenant defeasance you will not be required to recognize income, gain or loss for federal income tax purposes and you will be subject to federal income tax on the same amounts, in the same manner and at the same times as if the defeasance or covenant defeasance had not occurred. For defeasance, that opinion must be based on either an Internal Revenue Service ruling or a change in law since the date the debt securities were issued. We must also meet other conditions, such as there being no Events of Default. The amount deposited with the Trustee can be decreased at a later date if in the opinion of a nationally recognized firm of independent public accountants the deposits are greater than the amount then needed to pay principal, interest and any premium or sinking fund payments on the debt securities when those amounts are scheduled to be paid. (Sections 14.04 and 14.05.)

        Our obligations relating to the debt securities will be reinstated if the Trustee is unable to pay the debt securities with the deposits held in trust, due to an order of any court or governmental authority. (Section 14.06.) It is possible that a series of debt securities for which we elect covenant defeasance may later be declared immediately due in full because of an Event of Default (not relating to the covenants that were defeased). If that happens, we must pay the debt securities in full at that time, using the deposits held in trust or other money. (Section 14.03.)

Modification of the Indenture

        With certain exceptions, our rights and obligations and your rights under a particular series of debt securities may be modified with the consent of the holders of not less than two-thirds of the total principal amount of those debt securities. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against you without your consent. (Section 9.02.)

Subordination

        The extent to which a particular series of subordinated debt securities is subordinated to our Senior Indebtedness (as defined below) will be set forth in the prospectus supplement for that series and the Indenture may be modified by a supplemental indenture to reflect such subordination provisions. The particular terms of subordination of an issue of subordinated debt securities may supersede the general provisions of the Indenture summarized below.

        The Indenture provides that any subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness. This means that in the event we become subject to any insolvency, bankruptcy, receivership, liquidation, reorganization or similar proceeding or we voluntarily liquidate, dissolve or otherwise wind up our affairs, then the holders of all Senior Indebtedness will be entitled to be paid in full, before the holders of any subordinated debt securities are paid. In addition, (a) if we default in the payment of any Senior Indebtedness or if any event of default exists and all grace periods with respect thereto have expired under any Senior indebtedness, then, so long as any such default continues, no payment can be made on the subordinated debt securities; and (b) if any series of subordinated debt securities are declared due and payable before their stated maturity because of the occurrence of an Event of Default under the Indenture (other than because of our insolvency, bankruptcy, receivership, liquidation, reorganization or the like), then no payment on the subordinated debt securities can be made unless holders of the Senior Indebtedness are paid in full.

        The term "Senior Indebtedness" means (a) the principal of and premium, if any, and interest on all of our indebtedness, whether presently outstanding or later created, (i) for money we borrow, (ii) constituting obligations of others that we either assume or guarantee, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, which means indebtedness, the proceeds of which we use to acquire property or which we issue as all or part of our payment for such property, (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness, and (c) all of our other general unsecured obligations and liabilities, including trade payables. Notwithstanding the foregoing, Senior Indebtedness does not include any of our indebtedness that by its terms is subordinate in right of payment to or of equal rank with the subordinated debt securities.

Global Securities

        Unless otherwise stated in a prospectus supplement, the debt securities of a series will be issued in the form of one or more global certificates that will be deposited with The Depository Trust Company, New York, New York ("DTC"), which will act as depositary for the global certificates. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by DTC and its participants. Therefore, if you wish to own debt securities that are represented by one or more global certificates, you can do so only indirectly or "beneficially" through an account with a broker, bank, or other financial institution that has an account with DTC (that is, a DTC participant) or through an account directly with DTC if you are a DTC participant.

        While the debt securities are represented by one or more global certificates:

  •
  You will not be able to have the debt securities registered in your name.

  •
  You will not be able to receive a physical certificate for the debt securities.

  •
  Our obligations, as well as the obligations of the Trustee and any of our agents, under the debt securities will run only to DTC as the registered owner of the debt securities. For example, once we make payment to DTC, we will have no further responsibility for the payment even if DTC or your broker, bank, or other financial institution fails to pass it on so that you receive it.

  •
  Your rights under the debt securities relating to payments, transfers, exchanges, and other matters will be governed by applicable law and by the contractual arrangements between you and your broker, bank, or other financial institution, and/or the contractual arrangements you or your broker, bank, or financial institution has with DTC. Neither we nor the Trustee has any responsibility for the actions of DTC or your broker, bank, or financial institution.

  •
  You may not be able to sell your interests in the debt securities to some insurance companies and others who are required by law to own their debt securities in the form of physical certificates.

  •
  Because the debt securities will trade in DTC's Same-Day Funds Settlement System, when you buy or sell interests in the debt securities, payment for them will have to be made in immediately available funds. This could affect the attractiveness of the debt securities to others.

        A global certificate generally can be transferred only as a whole, unless it is being transferred to certain nominees of the depositary or it is exchanged in whole or in part for debt securities in physical form. (Section 2.05.) If a global certificate is exchanged for debt securities in physical form, they will be in denominations of $1,000 and integral multiples thereof, or another denomination stated in the prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

        This section contains a description of our capital stock. This description includes not only our common stock, but also our Class B stock and preferred stock, certain terms of which affect the common stock, and the preferred share purchase rights, one of which is attached to each share of our common stock. The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our restated certificate of incorporation and the preferred share rights plan. See "Where You Can Find More Information."

        Our authorized capital stock currently consists of 6,000,000,000 shares of common stock, 530,117,376 shares of Class B stock and 30,000,000 shares of preferred stock.

        As of December 31, 2019, we had outstanding 3,894,076,999 shares of common stock and 70,852,076 shares of Class B stock.

Common Stock and Class B Stock

        Rights to Dividends and on Liquidation.    Each share of common stock and Class B stock is entitled to share equally in dividends (other than dividends declared with respect to any outstanding preferred stock) when and as declared by our board of directors, except as stated below under the subheading "Stock Dividends."

        Upon liquidation, subject to the rights of any other class or series of stock having a preference on liquidation, each share of common stock will be entitled to the first $.50 available for distribution to common and Class B stockholders, each share of Class B stock will be entitled to the next $1.00 so available, each share of common stock will be entitled to the next $.50 available and each share of common and Class B stock will be entitled to an equal amount after that. Any outstanding preferred stock would rank senior to the common stock and Class B Stock in respect of liquidation rights and could rank senior to that stock in respect of dividend rights.

        Voting — General.    All general voting power is vested in the holders of common stock and the holders of Class B stock, voting together without regard to class, except as stated below in the subheading "Voting by Class." The voting power of the shares of stock is determined as described below. However, we could in the future create series of preferred stock with voting rights equal to or greater than our common stock or Class B stock.

        Each holder of common stock is entitled to one vote per share, and each holder of Class B stock is entitled to a number of votes per share derived by a formula contained in our restated certificate of incorporation. As long as at least 60,749,880 shares of Class B stock remain outstanding, the formula will result in holders of Class B stock having 40% of the general voting power and holders of common stock and, if issued, any preferred stock with voting power having 60% of the general voting power.

        If the number of outstanding shares of Class B stock falls below 60,749,880, but remains at least 33,749,932, then the formula will result in the general voting power of holders of Class B stock declining to 30% and the general voting power of holders of common stock and, if issued, any preferred stock with voting power increasing to 70%.

        If the number of outstanding shares of Class B stock falls below 33,749,932, then each holder of Class B stock will be entitled to only one vote per share.

        Based on the number of shares of Class B stock and common stock outstanding as of December 31, 2019, each holder of Class B stock would be entitled to 36.640 votes per share. Of the outstanding Class B stock as of December 31, 2019, 70,778,212 shares were held in a voting trust. The trust requires the trustee to vote all the shares in the trust as directed by holders of a plurality of the shares in the trust.

        Right of Preferred Stock to Elect a Maximum of Two Directors in Event of Default.    It would be customary for any preferred stock that we may issue to provide that if at any time we are delinquent in the payment of six or more quarters' worth of dividends (whether or not consecutive), the holders of the preferred stock, voting as a class, would be entitled to elect two directors (who would be in addition to the directors elected by the stockholders generally). These voting rights are required to be provided if the preferred stock is listed on the New York Stock Exchange and are provided for in our Series B preferred stock.

        Non-Cumulative Voting Rights.    Our common stock and Class B stock, as well as any preferred stock with voting power we may issue, do not and will not have cumulative voting rights. This means that the holders who have more than 50% of the votes for the election of directors can elect 100% of the directors if they choose to do so.

        Voting by Class.    If we want to take any of the following actions, we must obtain the vote of the holders of a majority of the outstanding shares of Class B stock, voting as a class:

  •
  issue any additional shares of Class B stock (with certain exceptions);

  •
  reduce the number of outstanding shares of Class B stock other than by holders of Class B stock converting Class B stock into common stock or selling it to the Company;

  •
  change the capital stock provisions of our restated certificate of incorporation;

  •
  merge or consolidate with or into another corporation;

  •
  dispose of all or substantially all of our property and assets;

  •
  transfer any assets to another corporation and in connection therewith distribute stock or other securities of that corporation to our stockholders; or

  •
  voluntarily liquidate or dissolve.

        Voting Provisions of Delaware Law.    In addition to the votes described above, any special requirements of Delaware law must be met. The Delaware General Corporation Law contains provisions on the votes required to amend certificates of incorporation, merge or consolidate, sell, lease or exchange all or substantially all assets, and voluntarily dissolve.

        Ownership and Conversion of Class B Stock.    In general, only members of the Ford family or their descendants or trusts or corporations in which they have specified interests can own or be registered as record holders of shares of Class B stock, or can enjoy for their own benefit the special rights and powers of Class B stock. A holder of shares of Class B stock can convert those shares into an equal number of shares of common stock for the purpose of selling or disposing of those shares. Shares of Class B stock acquired by the Company or converted into common stock cannot be reissued by the Company.

        Preemptive and Other Subscription Rights.    Holders of common stock do not have any right to purchase additional shares of common stock if we sell shares to others. If, however, we sell Class B stock or obligations or shares convertible into Class B stock (subject to the limits on who can own Class B stock described above), then holders of Class B stock will have a right to purchase, on a ratable basis and at a price just as favorable, additional shares of Class B stock or those obligations or shares convertible into Class B stock.

        In addition, if shares of common stock (or shares or obligations convertible into such stock) are offered to holders of common stock, then we must offer to the holders of Class B stock shares of Class B stock (or shares or obligations convertible into such stock), on a ratable basis, and at the same price per share.

        Stock Dividends.    If we declare and pay a dividend in our stock, we must pay it in shares of common stock to holders of common stock and in shares of Class B stock to holders of Class B stock.

        Ultimate Rights of Holders of Class B Stock.    If and when the number of outstanding shares of Class B stock falls below 33,749,932, the Class B stock will become freely transferable and will become substantially equivalent to common stock. At that time, holders of Class B stock will have one vote for each share held, will have no special class vote, will be offered common stock if common stock is offered to holders of common stock, will receive common stock if a stock dividend is declared, and will have the right to convert such shares into an equal number of shares of common stock irrespective of the purpose of conversion.

        Miscellaneous; Dilution.    If we increase the number of outstanding shares of Class B stock (by, for example, doing a stock split or stock dividend), or if we consolidate or combine all outstanding shares of Class B stock so that the number of outstanding shares is reduced, then the threshold numbers of outstanding Class B stock (that is, 60,749,880 and 33,749,932) that trigger voting power changes will automatically adjust by a proportionate amount.

Preferred Stock

        We may issue preferred stock from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, our board of directors is authorized to fix for any series of preferred stock the number of shares of such series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series.

        For any series of preferred stock that we may issue, our board of directors will determine and the prospectus supplement relating to such series will describe:

  •
  The designation and number of shares of such series;

  •
  The rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating;

  •
  Any provisions relating to convertibility or exchangeability of the shares of such series;

  •
  The rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

  •
  The voting powers, if any, of the holders of shares of such series;

  •
  Any provisions relating to the redemption of the shares of such series;

  •
  Any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

  •
  Any conditions or restrictions on our ability to issue additional shares of such series or other securities;

  •
  Any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

        All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which cumulative dividends, if any, thereon will be cumulative.

        As described below, we have authorized a series of preferred stock in connection with our rights plan. See "Preferred Share Purchase Rights".

Preferred Share Purchase Rights

        On September 11, 2009, we entered into a Tax Benefit Preservation Plan, which Tax Benefit Preservation Plan was amended on September 13, 2018 (as amended, the "Plan") with Computershare Trust Company, N.A., as rights agent, and our Board of Directors declared a dividend of one preferred share purchase right (the "Rights") for each outstanding share of common stock, and each outstanding share of Class B stock under the terms of the Plan. Each share of common stock we issue will be accompanied by a Right. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $1.00 per share at a purchase price of $35.00 per one one-thousandth of a share of Preferred Stock, subject to adjustment. The description and terms of the Rights are set forth in the Plan.

        Until the earlier to occur of (i) the close of business on the tenth business day following the public announcement that a person or group has become an "Acquiring Person" by acquiring beneficial ownership of 4.99% or more of the outstanding shares of common stock (or the Board becoming aware of an Acquiring Person, as defined in the Plan) or (ii) the close of business on the tenth business day (or, except in certain circumstances, such later date as may be specified by the Board) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (with certain exceptions) of 4.99% or more of the outstanding shares of common stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to common stock and Class B stock certificates outstanding as of the Record Date (or any book-entry shares in respect thereof), by such common stock or Class B stock certificate (or registration in book-entry form) together with the summary of rights ("Summary of Rights") describing the Plan and mailed to stockholders of record on the Record Date, and the Rights will be transferable only in connection with the transfer of common stock or Class B stock. Any person or group that beneficially owned 4.99% or more of the outstanding shares of common stock on September 11, 2009 are not deemed an Acquiring Person unless and until such person or group acquires beneficial ownership of additional shares of common stock representing one-half of one percent (0.5%) or more of the shares of common stock then outstanding. Under the Plan, the Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Plan if the Board determines that such person's or group's ownership of common stock will not jeopardize or endanger our availability, or otherwise limit in any way the use of, our net operating losses, tax credits and other tax assets (the "Tax Attributes").

        The Plan provides that, until the Distribution Date (or earlier expiration or redemption of the Rights), the Rights will be attached to and will be transferred with and only with the common stock and Class B stock. Until the Distribution Date (or the earlier expiration or redemption of the Rights), new shares of common stock and Class B stock issued after the Record Date upon transfer or new issuances of common stock and Class B stock will contain a notation incorporating the Plan by reference (with respect to shares represented by certificates) or notice thereof will be provided in accordance with applicable law (with respect to uncertificated shares). Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates representing shares of common stock and Class B stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights, or the transfer by book-entry of any uncertificated shares of common stock and Class B stock, will also constitute the transfer of the Rights associated with such shares. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the common stock and

Class B stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire upon the earliest of the close of business on September 30, 2021 (unless that date is advanced or extended by the Board), the time at which the Rights are redeemed or exchanged under the Plan, the repeal of Section 382 of the Internal Revenue Code of 1986, as amended, or any successor statute if the Board determines that the Plan is no longer necessary for the preservation of our Tax Attributes, or the beginning of our taxable year to which the Board determines that no Tax Attributes may be carried forward.

        The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants.

        The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the common stock and Class B stock payable in shares of common stock or Class B stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the Distribution Date.

        Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of common stock. In the event of our liquidation, dissolution or winding up, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $1.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of common stock. Each share of Preferred Stock will have 1,000 votes, voting together with the common stock and Class B stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of common stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by customary antidilution provisions.

        Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of common stock.

        In the event that any person or group becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right (including payment of the Purchase Price) that number of shares of common stock having a market value of two times the Purchase Price.

        At any time after any person or group becomes an Acquiring Person but prior to the acquisition by such Acquiring Person of beneficial ownership of 50% or more of the voting power of the shares of common stock and Class B stock then outstanding, the Board may exchange the Rights (other than Rights owned by such Acquiring Person, which will have become null and void), in whole or in part, for shares of common stock or Preferred Stock (or a series of our preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of common stock or Class B stock, or a fractional share of Preferred Stock (or other stock) equivalent in value thereto, per Right (subject to adjustment for stock splits, stock dividends and similar transactions).

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock, common stock or Class B stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at our election, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock, the common stock or Class B stock.

        At any time prior to the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price") payable, at our option, in cash, shares of common stock or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        For so long as the Rights are then redeemable, we may, except with respect to the Redemption Price, amend the Plan in any manner. After the Rights are no longer redeemable, we may, except with respect to the Redemption Price, amend the Plan in any manner that does not adversely affect the interests of holders of the Rights (other than the Acquiring Person).

        Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as our stockholder, including, without limitation, the right to vote or to receive dividends.

DESCRIPTION OF DEPOSITARY SHARES

        We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. In that event, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

        Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

        Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

        Withdrawal of Underlying Preferred Stock.    Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

        Redemption of Depositary Shares.    If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately or other equitable method, as may be determined by the depositary.

        Voting.    Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions with respect to the depositary shares representing the preferred stock.

        Conversion or Exchange of Preferred Stock.    If the deposited preferred stock is convertible into or exchangeable for other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for such other securities. Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

        Amendment and Termination of the Deposit Agreement.    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us upon not less than 60 days' notice whereupon the depositary shall deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock represented by such receipts. The deposit agreement will automatically terminate if (a) all outstanding depositary shares have been redeemed or converted into or exchanged for any other securities into or for which the underlying preferred stock is convertible exchangeable or (b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

        Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with its duties under the deposit agreement. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

        Reports.    The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

        Limitation on Liability.    Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

        In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will act on our claims, requests or instructions.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

 DESCRIPTION OF WARRANTS

        The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General

        We may issue warrants to purchase debt securities, preferred stock, depositary shares, common stock or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

  •
  the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

  •
  the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

  •
  whether such warrants will be issued in registered form or bearer form;

  •
  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of certain U.S. federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

        We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time. Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement relating to such stock purchase contracts and/or stock purchase units.

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

        The stock purchase contracts may be issued separately or as a part of units ("stock purchase units"), consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders' obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

 PLAN OF DISTRIBUTION

        We may sell the securities to or through agents or underwriters or directly to one or more purchasers. Securities also may be sold by or through broker-dealers in connection with, or upon the termination or expiration of, equity derivative contracts between us or our affiliates and such broker-dealers or their affiliates.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

By Agents

        We may use agents to sell the securities. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

        We may sell the securities to underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

Direct Sales

        We may sell securities directly to you. In this case, no underwriters or agents would be involved.

        As one of the means of direct issuance of securities, we may utilize the services of any available electronic auction system to conduct an electronic "dutch auction" of the offered securities among potential purchasers who are eligible to participate in the auction of those offered securities, if so described in the prospectus supplement.

General Information

        Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

 LEGAL OPINIONS

        Corey M. MacGillivray, Esq., who is a Managing Counsel and Assistant Secretary, or another of our lawyers, will give us an opinion about the legality of the securities. Mr. MacGillivray owns, and such other lawyer likely would own, our common stock.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

Securities and Exchange Commission registration fee	$0	*
Printing	250,000
Accountants' fees	100,000
Blue Sky fees and expenses	25,000
Fees and expenses of Trustees	75,000
Rating Agency fees	45,000
Miscellaneous expenses	200,000

Total	$695,000

*
Deferred in accordance with Rules 456(b) and 457(c).

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

        In accordance with the Delaware Law, the Restated Certificate of Incorporation of Ford contains a provision to limit the personal liability of the directors of Ford for violations of their fiduciary duty. This provision eliminates each director's liability to Ford or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to Ford or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

        Pursuant to most of Ford's employee benefit plans, including, without limitation, its Deferred Compensation Plan, Annual Incentive Compensation Plan, Savings and Stock Investment Plan, long-term incentive plans and stock option plans, directors, officers and employees of Ford are indemnified against all loss, cost, liability or expense resulting from any claim, action, suit or proceeding in which such persons are involved by reason of any action taken or failure to act under such plans.

        Pursuant to underwriting agreements, forms of which have been filed as exhibits to registration statements relating to underwritten offerings of securities issued or guaranteed by Ford, the underwriters have agreed to indemnify Ford, each officer and director of Ford and each person, if any, who controls Ford within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act.

        Ford is insured for liabilities it may incur pursuant to its Restated Certificate of Incorporation relating to the indemnification of its directors, officers and employees. In addition, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford's Restated Certificate of Incorporation.

Item 16.    Exhibits.

Exhibit No.	Description
Exhibit 1	Form of Underwriting Agreement.
Exhibit 3.1*	Restated Certificate of Incorporation dated August 2, 2000 (incorporated by reference to Exhibit 3-A to the Annual Report on Form 10-K for the year ended December 31, 2000, SEC file number 1-3950).
Exhibit 3.2*	By-Laws as amended through February 11, 2015 (incorporated by reference to Exhibit 3.2 to our Form 8-A/A filed on September 11, 2015, SEC file number 1-3950).
Exhibit 4.1*
Indenture dated as of January 30, 2002 relating to debt securities between Ford and The Bank of New York Mellon as successor Trustee to JPMorgan Chase Bank (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-194060).
Exhibit 4.2*	Form of senior debt security is included in Exhibit 4.1. Any additional form or forms of debt securities will be filed with the SEC.
Exhibit 4.3	Specimen certificate for shares of common stock.
Exhibit 4.4**	Form of Certificate of Designations of preferred stock.
Exhibit 4.5**	Form of Deposit Agreement with respect to the depositary shares (including the form of depositary receipt).
Exhibit 4.6**	Form of Warrant Agreement (including form of warrant certificate).
Exhibit 4.7**	Form of Stock Purchase Contract (including form of stock purchase contract certificate) and, if applicable, Pledge Agreement.
Exhibit 4.8**	Form of Unit Agreement (including form of unit certificate).
Exhibit 4.9*
Certificate of Designation of Series A Junior Participating Preferred Stock filed on September 11, 2009 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed September 11, 2009, SEC file number 1-3950).
Exhibit 4.10*
Tax Benefit Preservation Plan dated September 11, 2009 between Ford Motor Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed September 11, 2009, SEC file number 1-3950).

Exhibit No.	Description
Exhibit 4.11*	Amendment No. 2 to the Tax Benefit Preservation Plan dated September 9, 2015 between Ford Motor Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4 to the Current Report on Form 8-K filed September 9, 2015, SEC file number 1-3950).
Exhibit 4.12*
Amendment No. 3 to the Tax Benefit Preservation Plan dated September 13, 2018 between Ford Motor Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4 to the Current Report on Form 8-K filed September 14, 2018, SEC file number 1-3950).
Exhibit 5	Opinion of Corey M. MacGillivray, Managing Counsel and Assistant Secretary of Ford, as to the legality of the securities registered hereunder.
Exhibit 23.1	Consent of PricewaterhouseCoopers LLP.
Exhibit 23.3	Consent of Corey M. MacGillivray is included in Exhibit 5.
Exhibit 24	Power of Attorney.
Exhibit 25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as successor trustee with respect to the Indenture dated as of January 30, 2002.

*
Incorporated by reference.

**
To be filed as an exhibit to a Current Report on Form 8-K to be filed by Ford in connection with a specific offering.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

          (ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that:

          (A)   Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

          (B)   Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

          (C)  Provided, further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 or Form SF-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i)    If the registrant is relying on Rule 430B:

            (A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (ii)    If the registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Ford Motor Company, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dearborn, Michigan, on the 14th day of February, 2020.

FORD MOTOR COMPANY
By	James P. Hackett* (James P. Hackett) President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

William Clay Ford, Jr.* (William Clay Ford, Jr.)	Director, Chairman of the Board and Executive Chairman
James P. Hackett* (James P. Hackett)	Director, President and Chief Executive Officer (Principal Executive Officer)
Stephen G. Butler* (Stephen G. Butler)	Director and Chair of the Audit Committee
Kimberly A. Casiano* (Kimberly A. Casiano)	Director
Anthony F. Earley, Jr.* (Anthony F. Earley, Jr.)	Director and Chair of the Compensation Committee
Edsel B. Ford II* (Edsel B. Ford II)	Director	February 14, 2020
William W. Helman IV* (William W. Helman IV)	Director and Chair of the Sustainability and Innovation Committee
William E. Kennard* (William E. Kennard)	Director and Chair of the Nominating and Governance Committee
John C. Lechleiter* (John C. Lechleiter)	Director
Ellen R. Marram* (Ellen R. Marram)	Director

Signature	Title	Date

Beth E. Mooney* (Beth E. Mooney)	Director
John L. Thornton* (John L. Thornton)	Director
John B. Veihmeyer* (John B. Veihmeyer)	Director
Lynn M. Vojvodich* (Lynn M. Vojvodich)	Director
John S. Weinberg* (John S. Weinberg)	Director	February 14, 2020
Timothy R. Stone* (Timothy R. Stone)	Chief Financial Officer (Principal Financial Officer)
Catherine A. O'Callaghan* (Catherine A. O'Callaghan)	Controller (Principal Accounting Officer)

*By /s/ Jonathan E. Osgood (Jonathan E. Osgood, Attorney-in-Fact)

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page
Exhibit 1	Form of Underwriting Agreement.
Exhibit 3.1*	Restated Certificate of Incorporation dated August 2, 2000 (incorporated by reference to Exhibit 3-A to the Annual Report on Form 10-K for the year ended December 31, 2000, SEC file number 1-3950).
Exhibit 3.2*	By-Laws as amended through February 11, 2015 (incorporated by reference to Exhibit 3.2 to our Form 8-A/A filed on September 11, 2015, SEC file number 1-3950).
Exhibit 4.1*
Indenture dated as of January 30, 2002 relating to debt securities between Ford and The Bank of New York Mellon as successor, Trustee to JPMorgan Chase Bank (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-194060).
Exhibit 4.2*	Form of senior debt security is included in Exhibit 4.1. Any additional form or forms of debt securities will be filed with the SEC.
Exhibit 4.3	Specimen certificate for shares of common stock.
Exhibit 4.4**	Form of Certificate of Designations of preferred stock.
Exhibit 4.5**	Form of Deposit Agreement with respect to the depositary shares (including the form of depositary receipt).
Exhibit 4.6**	Form of Warrant Agreement (including form of warrant certificate).
Exhibit 4.7**	Form of Stock Purchase Contract (including form of stock purchase contract certificate) and, if applicable, Pledge Agreement.
Exhibit 4.8**	Form of Unit Agreement (including form of unit certificate).
Exhibit 4.9*
Certificate of Designation of Series A Junior Participating Preferred Stock filed on September 11, 2009 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed September 11, 2009, SEC file number 1-3950).
Exhibit 4.10*
Tax Benefit Preservation Plan dated September 11, 2009 between Ford Motor Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed September 11, 2009, SEC file number 1-3950).
Exhibit 4.11*
Amendment No. 2 to the Tax Benefit Preservation Plan dated September 9, 2015 between Ford Motor Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4 to the Current Report on Form 8-K filed September 9, 2015, SEC file number 1-3950).

Exhibit Number	Description	Sequentially Numbered Page
Exhibit 4.12*	Amendment No. 3 to the Tax Benefit Preservation Plan dated September 13, 2018 between Ford Motor Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4 to the Current Report on Form 8-K filed September 14, 2018, SEC file number 1-3950).
Exhibit 5	Opinion of Corey M. MacGillivray, Managing Counsel and Assistant Secretary of Ford, as to the legality of the securities registered hereunder.
Exhibit 23.1	Consent of PricewaterhouseCoopers LLP.
Exhibit 23.3	Consent of Corey M. MacGillivray is included in Exhibit 5.
Exhibit 24	Power of Attorney.
Exhibit 25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as successor trustee with respect to the Indenture dated as of January 30, 2002.

*
Incorporated by reference.

**
To be filed as an exhibit to a Current Report on Form 8-K to be filed by Ford in connection with a specific offering.